                                                                   EXHIBIT 99.1

                                                                   NEWS RELEASE
===============================================================================

[UNION TEXAS PETROLEUM LOGO]                          1330 Post Oak Boulevard
                                                      P.O. Box 2120
                                                      Houston, Texas 77252-2120
                                                      (713) 623-6544

Contact: Carol L. Cox
         (713) 968-2714


                         UNION TEXAS PETROLEUM REPORTS
                      HIGHER 1995 SECOND QUARTER EARNINGS

              Earnings Are More Than Doubled From Year-Ago Levels, Driven by Improved Sales Prices, Volumes and Ethylene Margins


         Houston, July 25, 1995 -- Union Texas Petroleum Holdings, Inc. today reported 1995 second quarter earnings of 23 cents per share, up from 9 cents per share in 1994's corresponding period. Net income for 1995's second quarter was $20 million, versus $8 million in the same period a year ago.

         For the first six months of 1995, Union Texas' earnings were 76 cents per share, compared to 40 cents per share in the first half of 1994. Net income for 1995's first six months was $67 million, up from $35 million in the corresponding period in 1994.

SECOND QUARTER RESULTS

         "Union Texas' higher earnings for the second quarter of 1995 were driven by increased sales prices, volumes and ethylene margins," said Chairman and CEO Clark Johnson. "In the U.K. North Sea, our average sales price for oil increased to $17.79 per barrel in the second quarter of 1995, up nearly 21% from $14.74 per barrel a year ago. In Indonesia, we experienced a 19% gain in LNG prices during the second quarter of 1995, averaging $3.19 per thousand cubic feet in 1995's second quarter compared to $2.68 for the same





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                                       2.

period in 1994. The company's average worldwide sales price for natural gas was $2.74 per thousand cubic feet for the second quarter of 1995, versus $2.22 a year ago."

         At Union Texas' ethylene operations in the United States, the company's margins averaged about 16 cents per pound of ethylene for the second quarter of 1995, up from 3 cents per pound for the same period in 1994. The company's sales volumes rose to 118 million pounds of ethylene for the second quarter of 1995, compared to 113 million pounds a year ago.

FIRST HALF EARNINGS

         The independent oil and gas company said its increased earnings for the first half of 1995 also reflected improved ethylene margins and sales volumes and higher oil and gas sales prices. The company noted that its 1995 second quarter and first half results were affected by higher exploration expenses, reflecting Union Texas' expanded exploration drilling activities. Exploration expenses totaled $22 million and $38 million for the second quarter and first half of 1995, respectively, compared to $11 million and $24 million, respectively, for the corresponding periods a year ago.

         Union Texas' average worldwide sales price for natural gas was $2.74 per thousand cubic feet for the first half of 1995, compared to $2.37 per thousand cubic feet in 1994's same period. All of the company's oil and gas producing operations are located overseas, where about 90% of its oil and gas revenues are indexed to world oil prices.





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                                       3.

         Sales and operating revenues for 1995's second quarter totaled $200 million, compared to $146 million for the same period a year ago, due to higher sales prices and volumes. For the first half of 1995, sales and operating revenues were $440 million, up from $340 million in 1994's corresponding period, primarily reflecting increased sales prices.

         One of the largest independent producers located in the U.S., Houston-based Union Texas Petroleum Holdings, Inc. (NYSE: UTH) explores for and produces oil and gas overseas primarily in the U.K. North Sea, Indonesia and other strategic areas. The company has petrochemical operations in Louisiana.

Comparative financial highlights follow (amounts in millions, except per share data):


                                              THREE MONTHS ENDED JUNE 30,
                                               1995                1994
                                               ----                ----
Earnings per share....................         $0.23               $0.09
Net income ...........................         $  20               $   8
Sales and operating revenues..........         $ 200               $ 146
Average common shares outstanding.....          87.7                87.7

                                                SIX MONTHS ENDED JUNE 30,
                                               1995                1994
                                               ----                ----
Earnings per share....................        $0.76                $0.40
Net income............................        $  67                $  35
Sales and operating revenues..........        $ 440                $ 340
Average common shares outstanding.....         87.7                 87.7

Additional financial and operating information appears on the attached pages.





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                                       4.


                             UNION TEXAS PETROLEUM
                               FINANCIAL SUMMARY

                  (amount in millions, except per share data)


                                  SECOND QUARTER                 FIRST HALF
                                 ---------------             -----------------
                                 1995       1994             1995         1994
                                 ----       ----             ----         ----
Sales and operating revenues    $ 200      $ 146            $ 440        $ 340

Net income                      $  20      $   8            $  67        $  35
  Major operations (a)
     Indonesia                  $  26      $  16            $  54        $  45
     U.K. North Sea             $   5      $   4            $  23        $  19
     Pakistan                   $   4      $   3            $   8        $   6
     Petrochemicals             $  12      $   2            $  24            2

Earnings per share of
  common stock                  $0.23      $0.09            $0.76       $ 0.40

Discretionary cash flow (b)     $  84      $  54            $ 196       $  144
  Major operations (a)
     Indonesia                  $  41      $  29            $  85       $   76
     U.K. North Sea             $  29      $  23            $  81       $   69
     Pakistan                   $   7      $   6            $  15       $   13
     Petrochemicals             $  20      $   4            $  39       $    6

Average common shares            87.7       87.7             87.7         87.7


See footnotes on page 6.





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                                       5.

                             UNION TEXAS PETROLEUM
                      DISCRETIONARY CASH FLOW SUMMARY (b)
                             (amounts in millions)

                                 SECOND QUARTER                 FIRST HALF
                                ---------------               ---------------
                                1995       1994               1995       1994
                                ----       ----               ----       ----
Net income                     $ 20       $   8             $  67       $  35

Less: Equity partnership
        income                $  (5)      $   3             $ (11)      $  10

Add: DD&A                     $  38       $  28             $  85       $  75
     Deferred taxes           $  (1)      $   2             $  (4)      $   1
     Exploration expenses     $  22       $  12             $  38       $  24
    Unimar equity DCF (c)     $  10       $   7             $  21       $  19

Discretionary cash flow       $  84       $  54             $ 196       $ 144


See footnotes on page 6.


                             OPERATING SUMMARY (d)

                                      SECOND QUARTER                   FIRST HALF
                                      ---------------               ---------------
                                      1995       1994               1995       1994
                                      ----       ----               ----       ----
Net crude oil sales (MBBLS/D)
  U.K. North Sea                        29         26                 33         30
  Indonesia                              6          6                  6          7
  Pakistan                               6          5                  6          4

Average crude oil prices (per BBL)
  U.K. North Sea                    $17.79     $14.74             $16.98     $13.83
  Indonesia                         $17.85     $15.33             $17.56     $15.01
  Pakistan                          $14.90     $13.41             $14.77     $13.10

Net natural gas sales (MMCF/D)
  Indonesian LNG                       202        170                222        225
  U.K. North Sea                        24          7                 34         23
  Pakistan                              45         47                 44         46

Average natural gas prices (per MCF)
  Indonesian LNG                    $ 3.19     $ 2.68             $ 3.13     $ 2.70
  U.K. North Sea (e)                $ 2.85     $ 1.65             $ 2.96     $ 2.71
  Pakistan                          $ 1.30     $ 1.10             $ 1.30     $ 1.10

Ethylene (per LB)
  Sales price                       $  .28     $  .17             $  .28     $  .16
  Margins                           $  .16     $  .03             $  .16     $  .02
  Sales volumes (MLBS/D)(f)          1,298      1,247              1,318      1,077

See footnotes on page 6.





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                                       6.


                                   FOOTNOTES



(a)   Excludes corporate items and other worldwide exploration ventures.

(b) Discretionary cash flow (DCF) is net income (less equity partnership income) excluding depreciation, deferred taxes, and exploration expenses, plus the company's estimated share of discretionary cash flow from its equity interest in its Unimar partnership's Indonesian operations.

(c) Unimar equity DCF reflects the company's estimated share of discretionary cash flow from its equity interest in its Unimar partnership's Indonesian operations.

(d)   Excludes the Unimar equity partnership.

(e) Excludes capacity charge of $6 million and $5 million in the second quarter of 1995 and 1994, respectively, and $23 million and $21 million in the first half of 1995 and 1994, respectively, from the North and South Sean gas fields in the U.K. North Sea.

(f) Represents Union Texas' 41.67% net interest in the jointly-owned Geismar ethylene plant in Louisiana.


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